Exhibit 99.1

Microbot Medical® Enters Into an Agreement to Expand Access for America’s Veteran and Military Patient Populations

The agreement with Lovell Government Services creates opportunities to sell the LIBERTY® System at more than 2,000 government facilities, including those administered by the U.S. Department of Veterans Affairs, the Department of Defense, and the Indian Health Service.

HINGHAM, Mass., June 16, 2026 — Microbot Medical Inc. (Nasdaq: MBOT), developer and distributor of the innovative LIBERTY® Endovascular Robotic System, has entered into an agreement with Lovell® Government Services to serve federal healthcare systems, such as those administered by the Veterans Health Administration (VHA), a division of the U.S. Department of Veteran Affairs, the Military Health System (MHS), which is run by the U.S. Department of Defense, and the U.S. Indian Health Service (IHS). Lovell Government Services will become the Company’s Service-Disabled Veteran-Owned Small Business (SDVOSB) vendor to serve these customers through federal contracting systems.

Lovell Government Services has been a SDVOSB vendor since 2013 with a track record of introducing suppliers to the government market. Lovell is a four-time Inc. 5000 honoree. Microbot Medical’s LIBERTY System will be added to Lovell’s Federal Supply Schedule (FSS) contract, with activation expected during the third quarter of 2026. The LIBERTY System will also be accessible through additional federal procurement platforms, including GSA Advantage, the Defense Logistics Agency’s Electronic Catalog (ECAT), and the Department of Defense’s Distribution and Pricing Agreement (DAPA). Listing products with Lovell is expected to streamline the sales process while helping government agencies meet their SDVOSB procurement goals. Lovell serves thousands of government care sites nationwide, including 170 medical centers and numerous outpatient clinics, averaging over 200 peripheral endovascular cases annually, per site.

“We are proud to partner with Microbot Medical to help expand access to innovative healthcare technologies for our nation’s veterans, active-duty service members, and Native American communities,” said Chris Lovell, Major, USMC (Ret.), CEO of Lovell Government Services. “The LIBERTY® Endovascular Robotic System represents a significant advancement in minimally invasive vascular care, and we look forward to supporting its availability across federal healthcare systems. Our mission is to connect government providers with best-in-class solutions that improve patient outcomes while simplifying the procurement process, and this partnership reflects that commitment.”

“As someone who has represented the U.S. in two Olympics, it is an honor to join with Lovell to ensure those who have served in the military along with their physicians have access to advanced medical technologies that address their needs,” commented Christina Bailey, Vice President, U.S. Sales. “Building on our continued commercial momentum, we believe this partnership will expand awareness and adoption of our technology across Lovell’s extensive network. Contracted access is a key component of our commercial strategy, providing customers with a streamlined procurement pathway and confidence in product availability. As interest in our technology continues to grow, we believe now is the right time to start this relationship and its potential for broader adoption.”

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a commercial stage medical device company focused on transforming endovascular procedures through advanced robotic technology. Microbot’s LIBERTY® Endovascular Robotic System is the first single-use, remotely operated robotic solution designed for precision, efficiency and safety. Backed by a strong intellectual property portfolio and a commitment to innovation, Microbot is driving the future of endovascular care.

Learn more at www.microbotmedical.com and connect on LinkedIn and X.

Safe Harbor

Statements to future financial and/or operating results, future adoption of products, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the commercialization of the LIBERTY® Endovascular Robotic System, and in the development of future versions of or applications for the system, uncertainty in the results of regulatory pathways and regulatory approvals, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and announcements of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contacts:

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